As filed with the Securities and Exchange Commission on August 28, 2003
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0357037

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202 Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

FIRST VIRTUAL COMMUNICATIONS, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Copies to:

Jonathan Morgan
President and Chief Executive Officer
First Virtual Communications, Inc.
3200 Bridge Parkway, Suite 202
Redwood City, CA 94065
(650) 801-6300
(Name, address and telephone number,
including area code,
of agent for service)	Julie M. Robinson, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class of	Amount To Be	Maximum Offering	Proposed Maximum	Amount of
Securities To Be Registered	Registered (1)	Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock, $.001 par value	300,000 shares (2)	$2.54 (3)	$762,000 (3)	$61.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents 300,000 shares reserved for issuance for future grants under the First Virtual Communications, Inc. 1997 Employee Stock Purchase Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 25, 2003, as reported on the Nasdaq SmallCap Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
POWER OF ATTORNEY
EXHIBITS
EXHIBIT 5.1
EXHIBIT 10.2
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

     With respect to the First Virtual Communications, Inc. 1997 Employee Stock Purchase Plan, as amended:

     Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on May 5, 1998 (File No. 333-51799), June 15, 1999 (File No. 333-80725), July 17, 2000 (File No. 333-41596) and June 22, 2001 (File No. 333-63712) are incorporated by reference in this Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on July 18, 2003.

FIRST VIRTUAL COMMUNICATIONS, INC.,

By	/s/ Jonathan Morgan

Jonathan Morgan
President and Chief Executive Officer

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POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Morgan and Truman Cole, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Jonathan Morgan Jonathan Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2003

/s/ Truman Cole Truman Cole	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2003

/s/ Ralph Ungermann Ralph K. Ungermann	Chairman of the Board of Directors	July 22, 2003

/s/ Edward Harris Edward Harris	Director	July 18, 2003

/s/ Norman Gaut Norman E. Gaut, Ph.D.	Director	July 18, 2003

/s/ Adam Stettner Adam Stettner	Director	July 21, 2003

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EXHIBITS

Exhibit
Number	Exhibit

4.1(1)	Specimen Common Stock Certificate with rights legend.

5.1	Opinion of Cooley Godward LLP.

10.2	First Virtual Communications, Inc. 1997 Employee Stock Purchase Plan, as amended.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page 4.

(1)	Incorporated by reference to the exhibit of the same number to Registrant’s Quarterly Report on Form 10-Q filed on June 10, 1998. (File No. 000-23305).

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